EXHIBIT 10.2
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                  AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT

     This Amendment, between Louis P. Scheps ("Mr. Scheps") and CAS Medical Systems, Inc. ("CAS") amends an Employment Agrement, dated as of September 1, 1993, between Mr. Scheps and CAS, as amended prior to the date hereof (the "Agreement"). Except as otherwise specifically provided in this Amendment, the Employment Agreement remains in full force and effect.

1.  Term.
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    The first two sentences of Section 1 of the Agreement are deleted and the following is substituted in their place:

    "Mr. Scheps is employed by CAS as President and Chief Executive Officer, and shall serve as a director of CAS if so elected by CAS' stockholders, in each case through August 31, 2000."

2.  Compensation.
    ------------

    Section 2 of the Agreement is modified to reflect an annual salary of $185,000.

3.  Termination.
    -----------

    The following shall be added as a new paragraph at the end of Section 3:

    "If a Change of Control (as hereinafter defined) occurs, and upon such Change of Control occurring this Agreement is not extended for a period of one year following the stated termination date of this Agreement, then Mr. Scheps shall be paid a lump sum of $250,000 on such stated termination date."

    "Change of Control" means (i) a sale of all or substantially all of CAS' assets, (ii) a merger involving CAS in which CAS is not the survivor and the CAS stockholders prior to the merger control less than fifty percent of the voting stock of the surviving entity, (iii) a sale by the CAS stockholders to an acquiror or acquirors acting in concert of more than a majority of the then outstanding stock of CAS owned by the CAS stockholders, or (iv) any event similar to any of the foregoing."

    IN WITNESS of the foregoing, the parties have executed this Amendment as of September 1, 1998.

CAS MEDICAL SYSTEMS, INC.


/s/ Louis P. Scheps
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Louis P. Scheps